EXHIBIT 12a

                               PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                       FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                        -----------------------------------------------------
                                                          2006       2005        2004        2003       2002
                                                        -----------------------------------------------------
                                                                   (MILLIONS, EXCEPT RATIOS)
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations               $   448    $   583     $   592     $   376    $   320
Fixed Charges                                               346        342         362         390        408
                                                        -----------------------------------------------------
Earnings                                                $   794    $   925     $   954     $   766    $   728
                                                        =====================================================

Fixed Charges as Defined in Regulation S-K (B)

Interest Expense                                        $   346    $   342     $   362     $   390    $   406
Interest Factor in Rentals                                   --         --          --          --          2
                                                        -----------------------------------------------------
Total Fixed Charges                                     $   346    $   342     $   362     $   390    $   408
                                                        =====================================================

Ratio of Earnings to Fixed Charges                         2.29       2.70        2.64        1.96       1.78
                                                        =====================================================

(A) The term "earnings" shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.